CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 8, 2005 with respect to the financial statements of EndoResearch Inc. included in the Registration Statement (Form F-1) and related Prospectus of EndoCeutics, Inc. dated February 27, 2007.

Québec City, Canada	/s/ Ernst & Young LLP
February 27, 2007	Chartered Accountants